Exhibit 99.1(iv)

HUBEI INDUSTRIAL UNIVERSITY BUSINESS COLLEGE
(A WHOLLY OWNED SUBSIDIARY OF WUHAN JIYANG EDUCATION INVESTMENT CO., LTD.)

CONDENSED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

HUBEI INDUSTRIAL UNIVERSITY BUSINESS COLLEGE
(A WHOLLY OWNED SUBSIDIARY OF WUHAN JIYANG EDUCATION INVESTMENT CO., LTD.)

CONTENTS

Pages

Condensed Balance Sheets as of June 30, 2010	1

Unaudited Condensed Statements of Operations for the three and six months ended June 30, 2010 and 2009	2

Unaudited Statements of Cash Flows for the six months ended June 30, 2010 and 2009	3

Notes to Condensed Financial Statements (Unaudited)	4 –6

HUBEI INDUSTRIAL UNIVERSITY BUSINESS COLLEGE
(A WHOLLY OWNED SUBSIDIARY OF WUHAN JIYANG EDUCATION INVESTMENT CO., LTD.)
 CONDENSED BALANCE SHEET (Unaudited)
 (In thousands)
ASSETS

As of June 30, 2010
RMB
CURRENT ASSETS
Cash and cash equivalents	26,197
Accounts receivable, net	1,883
Prepaid expenses and other current assets	4,932
Inventory	261
Total Current Assets	33,273

PROPERTY AND EQUIPMENT, NET	161,061

OTHER ASSETS
Land use rights, net	32,260
TOTAL ASSETS	226,594
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	31,196
Accrued expenses and other current liabilities	23,742
Income tax payable	21,695
Deferred revenue	17,660
Current portion of bank loan	54,000
Total Current Liabilities	148,293

NON-CURRENT LIABILITIES	—

TOTAL LIABILITIES	148,293

COMMITMENTS AND CONTINGENCIES	—

SHAREHOLDERS’ EQUITY
Registered capital	50,000
Additional paid-in capital	20
Due from holding company	(36,803)
Retained earnings (Unappropriated)	65,084
Total Shareholders’ Equity	78,301
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	226,594

The accompanying notes are an integral part of these condensed financial statements

HUBEI INDUSTRIAL UNIVERSITY BUSINESS COLLEGE
(A WHOLLY OWNED SUBSIDIARY OF WUHAN JIYANG EDUCATION INVESTMENT CO., LTD.)
 CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
 (In thousands)

	For the three months	For the three months	For the six months	For the six months
	Ended	ended	ended	Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	RMB	RMB	RMB	RMB

REVENUES	26,670	23,983	53,424	48,323

COST OF REVENUES	(20,996)	(18,380)	(42,565)	(38,038)

GROSS PROFIT	5,674	5,603	10,859	10,285

OPERATING EXPENSES
General and administrative expenses	(9)	(2)	(122)	(14)

INCOME FROM OPERATIONS	5,665	5,601	10,737	10,271

OTHER INCOME (EXPENSES)
Bank loan interest	(864)	(988)	(1,709)	(1,954)
Other income	-	-	-	(138)

Total Other (Expenses) Income, net	(864)	(988)	(1,709)	(2,092)

INCOME BEFORE TAXES	4,801	4,613	9,028	8,179

INCOME TAX EXPENSE	(1,200)	(1,143)	(2,257)	(2,034)

NET INCOME	3,601	3,470	6,771	6,145

The accompanying notes are an integral part of these condensed financial statements

HUBEI INDUSTRIAL UNIVERSITY BUSINESS COLLEGE
(A WHOLLY OWNED SUBSIDIARY OF WUHAN JIYANG EDUCATION INVESTMENT CO., LTD.)
 CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
 (In thousands)
	For the six months ended June 30,
	2010	2009
	RMB	RMB
CASH FLOWS FROM OPERATING ACTIVITIES
Net income attributable to HIUBC	6,771	6,145
Adjusted to reconcile net income to cash provided by operating activities:
Depreciation and amortization	10,184	9,506
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	2,337	4,145
Prepaid expenses and other current assets	(2,577)	24,730
Inventory	41	73
Increase (decrease) in:
Deferred revenue	(52,981)	(47,869)
Accounts payable	(3,352)	18,031
Accrued expenses and other current liabilities	(4,949)	(16,411)
Income tax payable	2,257	2,034
Net cash (used in)/provided by operating activities	(42,269)	384

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(5,361)	(1,602)
Due from holding company	8,000	(7,400)
Net cash provided by/(used in) investing activities	2,639	(9,002)

CASH FLOWS FROM FINANCING ACTIVITIES

Net cash provided by financing activities	—	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	(39,630)	(8,619)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	65,827	11,845
CASH AND CASH EQUIVALENTS AT END OF PERIOD	26,197	3,226
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expenses	1,709	1,954
The accompanying notes are an integral part of these condensed financial statements

HUBEI INDUSTRIAL UNIVERSITY BUSINESS COLLEGE
(A WHOLLY OWNED SUBSIDIARY OF WUHAN JIYANG EDUCATION INVESTMENT CO., LTD.)

NOTES TO THE CONDENSED
FINANCIAL STATEMENTS (UNAUDITED)
 (In thousands)

NOTE 1	BASIS OF PRESENTATION

Hubei Industrial University Business College (“HIUBC” or “the College”) was incorporated in the People’s Republic of China (“PRC”) on July 13, 2004.  HIUBC, which was founded in 2003 by private investors, is an independent accredited college affiliated with Hubei Industrial University, that offers bachelor degree and diploma courses in industrial engineering design, computer engineering, management, economics, language studies and law. Revenue is generated primarily from student tuition fees and student boarding charges.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the College's financial position as of June 30, 2010, the results of operations for the three and six months ended September 30, 2010 and 2009 and cash flows for the six months ended June 30, 2010 and 2009. The results for the three months and six months ended June 30, 2010 are not necessarily indicative of the results to be expected for a full year. These financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2009.

NOTE 2	BANK LOAN

Bank loan consisted of the following:
RMB

Note payable to a bank at bank's floating rate per annum, guaranteed by a related party, due November 20, 2010.	24,000

Note payable to a bank at bank's floating rate per annum, guaranteed by a related party, due October 20, 2010.	30,000
54,000

Less: current maturities	54,000
-

Maturities are as follows:	RMB
For the year ended December 31, 2010	54,000
54,000

Interest expense paid for the three and six months ended June 30, 2010 and 2009 were RMB864, RMB1,709, RMB988 and RMB1,954 respectively.

NOTE 3	INCOME TAX

HIUBC was incorporated in the PRC and is subject to PRC income tax. The income tax rate applicable was 25%.

The income tax expenses for three months ended June 30, 2010 and 2009 are summarized as follows:
PRC Income Tax	2009	2008
	RMB	RMB

Current	1,200	1,413
Total provision for income taxes	1,200	1,413

The income tax expenses for six months ended June 30, 2010 and 2009 are summarized as follows:

PRC Income Tax	2009	2008
	RMB	RMB

Current	2,257	2,034
Total provision for income taxes	2,257	2,034

No deferred tax liabilities incurred from temporary differences relating to revenue earned but not yet taxable.

NOTE 4	RELATED PARTY TRANSACTIONS

As of June 30, 2010, the College had RMB36,803 due from its holding company, Wuhan Jiyang Education Investment Co., Ltd. (“Jiyang”) which is unsecured, interest free and is repayable on demand.

In 2003 Jiyang entered into a partnership agreement with Hubei Industrial University to cooperate and develop HIUBC in Wuhan. Jiyang’s responsibilities are incorporation, investment, construction and management for HIUBC. Hubei Industrial University’s responsibilities were to provide goodwill and manpower support for HIUBC. The terms of the partnership agreement was from April 16, 2003 to July 31, 2013 (10 years). Based the agreement, 5% tuition fee income is paid to Jiyang as management fee for services provided to HIUBC.

For the three and six months ended June 30, 2010 and 2009, management fees paid to Jiyang and included in cost of revenue were RMB1,101, RMB2,203, RMB994 and RMB1,987 respectively.

NOTE 5	OPERATING LEASE COMMITMENT

HIUBC leases land from third parties under operating leases which expire at various dates from September 2016 through December 2029.  At June 30, 2010, HIUBC has outstanding commitments with respect to operating leases are as follows:

Fiscal year ending December 31,
RMB
2010	206
2011	411
2012	411
2013	411
2014	411
Thereafter	2,928
4,778

NOTE 6	CONCENTRATIONS AND RISKS

During 2010 and 2009, both 100% of HIUBC’s assets were located and 100% of HIUBC’s revenues were earned in China.

NOTE 7	SUBSEQUENT EVENT

Wintown Limited (“Wintown”) was incorporated on August 18, 2004 in the British Virgin Islands as a limited liability company. Wintown is an investment holding company. Wintown established Shanghai Rubao Information and Technology Co., Ltd. (“Rubao”) in the PRC as a wholly owned subsidiary on January 20, 2005.  The business activities of Rubao are information technology development, consulting and investment holding. On July 20, 2010, Rubao acquired the entire stake of Wuhan Jiyang Education Investment Co., Ltd. (“Jiyang”) which owned the entire stake of HIUBC. On August 19, 2010, the shareholder of Wintown entered into a Share Transfer Agreement with ChinaCast Education Corporation (“CEH”) to dispose of the entire stake in Wintown to CEH for RMB 450,000,000. This transaction was consummated on August 23, 2010.